Exhibit - 21.1

MELLON FINANCIAL CORPORATION

PRIMARY SUBSIDIARIES OF THE CORPORATION (a)

DEC. 31, 2005

Mellon Financial Corporation (Parent Corporation) -- Incorporation: United States

•	Mellon Funding Corporation -- State of Incorporation: Pennsylvania

Mellon Trust of New England, National Association -- Incorporation: United States

Mellon Bank, N.A. -- Incorporation: United States

•	Mellon Overseas Investment Corporation -- State of Incorporation: Delaware

The Boston Company, Inc. -- State of Incorporation: Massachusetts

•	Mellon Private Trust Company, National Association -- Incorporation: United States

•	Mellon Trust of California -- State of Incorporation: California

•	Mellon Trust of New York, LLC -- State of Organization: New York

•	Mellon Trust of Washington -- State of Incorporation: Washington

The Dreyfus Corporation -- State of Incorporation: New York

•	Dreyfus Service Corporation -- State of Incorporation: New York

••	Founders Asset Management LLC -- State of Organization: Delaware

Mellon 1st Business Bank, National Association -- Incorporation: United States

Mellon United National Bank -- Incorporation: United States

MBC Investments Corporation -- State of Incorporation: Delaware

•	Dreyfus Trust Company -- State of Incorporation: New York

•	Neptune LLC -- State of Organization: Delaware

••	Mellon International Limited -- Incorporation: England

•••	Mellon Global Investments Limited -- Incorporation: England

••••	Mellon Fund Managers Limited -- Incorporation: England

•••	Newton Management Limited -- Incorporation: England

••••	Newton Investment Management Limited -- Incorporation: England

Mellon Investor Services LLC -- State of Organization: New Jersey

Fixed Income (DE) Trust -- State of Organization: Delaware

•	Fixed Income (MA) Trust -- State of Organization: Massachusetts

••	Standish Mellon Asset Management Company LLC -- State of Organization: Delaware

Mellon Securities Trust Company -- State of Incorporation: New York

(a)	This listing includes all significant subsidiaries as defined in Rule 1-02(w) of Regulation S-X, as well as other selected subsidiaries.